                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              ODD JOB STORES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  July 22, 2002


Dear Fellow Shareholder:

         It is a pleasure to extend to you a cordial invitation to attend the 2002 Annual Meeting of Shareholders of Odd Job Stores, Inc., formerly Mazel Stores, Inc. This year's annual meeting will be held at Odd Job Stores, Inc. offices at 200 Helen Street, South Plainfield, NJ 07080 on Wednesday, September 4, 2002 at 9:00 am.

         Shareholders will be asked to approve the election of Directors, ratify the appointment of auditors and approve an amendment to the 1996 Stock Option Plan. Following the meeting, management will be pleased to answer your questions regarding the Company. Please carefully review the enclosed Proxy Statement.

         I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

         I look forward to seeing you on September 4th.

                                                     Sincerely,



                                                     Peter J. Hayes
                                                     Chief Executive Officer

                              ODD JOB STORES, INC.
                                200 Helen Street
                           South Plainfield, NJ 07080


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 4, 2002

         The Annual Meeting of Shareholders of Odd Job Stores, Inc., an Ohio corporation (the "Company"), will be held at Odd Job Stores, Inc. at the Company's offices at 200 Helen Street, South Plainfield, NJ 07080 on Wednesday, September 4, 2002 at 9:00 a.m.

         The purposes of the meeting will be to:

                   1.   Elect four Directors for a term expiring in 2005

                   2. Ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending February 1, 2003.

                   3. Approve an amendment to the 1996 Stock Option Plan to reserve for issuance under such plan an additional 1,000,000 Common Shares of the Company.

                   4. Transact such other business as is properly brought before the meeting.

         Only holders of shares of Common Stock of record at the close of business on July 12, 2002 will be entitled to notice of and to vote at the meeting. A list of such shareholders will be open for examination by any shareholder at the meeting.

         ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                           By Order of the Board of Directors


                                           Marc H. Morgenstern
                                           Secretary
South Plainfield, NJ
July 22, 2002

                              ODD JOB STORES, INC.
                                200 HELEN STREET
                           SOUTH PLAINFIELD, NJ 07080

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Odd Job Stores, Inc., formerly Mazel Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). It is anticipated that the Proxy Statement together with the proxy card and the fiscal 2001 Annual Report to Shareholders will be mailed to the Company's shareholders commencing on July 22, 2002.

         Pursuant to the Ohio General Corporation Law, a person has the power to revoke its proxy at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) executing and delivering a proxy bearing a later date, or (3) delivering written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

         The Company will bear the cost of this solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's shares of Common Stock (the "Common Shares"). In addition, proxies may be solicited by mail, personal interview, or telephone by Directors, officers or employees of the Company and its subsidiaries without additional compensation therefore.

                           PURPOSES OF ANNUAL MEETING

         The Annual Meeting has been called for the purposes of (1) electing four (4) Directors of the class whose three-year term of office will expire in 2005; (2) ratifying the appointment of KPMG LLP as auditors of the Company for fiscal 2002; (3) approving an amendment to the 1996 Stock Option Plan increasing by 1,000,000 the number of Common Shares authorized for issuance under the plan; and (4) transacting such other business as may properly come before the meeting.

         The persons named in the enclosed proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' proxies. They have indicated that, unless otherwise indicated in the enclosed proxy, they intends to vote for the election of the Director nominees named herein and in favor of the proposals listed in Items 2 and 3 above.

                                VOTING SECURITIES

         The close of business on July 12, 2002 has been fixed as the record date for the determination of holders of record of the Common Shares of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 9,060,695 Common Shares were outstanding and eligible to be voted at the Annual Meeting. A quorum for the transaction of business at the Annual Meeting is a majority of the outstanding Common Shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting. The election of Directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. The amendment of stock option plan requires the approval of the majority of the common shares present at the meeting. As a consequence, abstentions and broker non-votes will not be counted in determining the outcome of the vote with respect to election of Directors or appointment of the auditors, but abstentions will have the effect of a negative vote on the proposal to amend the stock option plan.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

GENERAL

         The business of the Company is managed under the direction of the Company's Board of Directors. The number of Directors is currently fixed at 10. The Company's Amended and Restated Code of Regulations ("Code of Regulations") divides the Board of Directors into three classes of three or four Directors each. The Directors serve staggered terms of three years, with the members of one class being elected each year, as follows: (i) Reuven D. Dessler, Mark J. Miller, William A. Shenk, and Ned L. Sherwood serve until the 2002 Annual Meeting; (ii) Peter J. Hayes, Jacob Koval and Joseph Nusim serve until the 2003 Annual Meeting; and (iii) Charles Bilezikian, Steve Furner, and Robert Horne serve until the 2004 Annual Meeting; and in each case until their respective successors are elected and qualified.

         The Board of Directors has established two standing committees: an Audit Committee and Compensation Committee.

         Audit Committee. For fiscal 2001, the committee was chaired by Mr. Sherwood. The Committee operates pursuant to a written charter (a copy of which was attached as Appendix A to the 2001 Proxy Statement), and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors, KPMG LLP. Each committee member is an "Independent Director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2001 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from KPMG LLP and discussed that firm's independence with representatives of the firm.

         Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended February 2, 2002 in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                             Ned L. Sherwood, Chairman
                             Charles Bilezikian
                             Mark Miller

         Compensation Committee. The Compensation Committee has the authority to: (i) administer the Company's stock option plan and restricted stock plan;
(ii) review and monitor key employee compensation and benefits policies; and
(iii) administer the Company's management compensation plans. The Compensation Committee consists of Messrs. Horne, Miller and Shenk.

         The Board of Directors of the Company held thirteen (13) meetings in fiscal 2001. All of the current Directors attended at least 75% of the Board and applicable committee meetings held during fiscal 2001, with the exception of Mr. Bilezikian, who attended 73% of such meetings. In addition to holding regular Board and committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Various actions were taken by unanimous written consent.

COMPENSATION OF DIRECTORS

         The Company pays each outside Director an annual fee of $15,000 payable quarterly in payments of $3,750, together with reimbursement of out-of-pocket expenses incurred in connection with the Directors' attendance at such meetings. In addition, each outside Director receives $1,500 per meeting for each meeting attended in excess of the four quarterly meetings. No additional compensation is to be paid for committee meetings held on the same day as a Board of Directors' meeting. Officers of the Company who are also Directors will receive no additional compensation for serving as Directors.

         Each outside Director of the Company, upon their initial election as a Director, receives a stock option to purchase 15,000 Common Shares at the time of their election to the Board. Director options vest ratably over a period of five years and expire ten years from date of grant.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated Reuven Dessler, Mark Miller, William Shenk and Ned Sherwood, the Directors whose terms of office expire this year, to stand for re-election as Directors. The three-year term will end upon the election of Directors at the 2005 Annual Meeting of Shareholders.

         At the Annual Meeting, the Common Shares represented by valid proxies, unless otherwise specified, will be voted to re-elect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

         The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees.


                                               PRINCIPAL OCCUPATION PAST FIVE YEARS,                        DIRECTOR
NAME OF DIRECTOR              AGE                          OTHER DIRECTORSHIPS                               SINCE
----------------              ---                          -------------------                               -----

                                       NOMINEES FOR TERM EXPIRING IN 2005

Reuven D. Dessler             54       Chief Executive Officer of MZ Wholesale Acquisition, LLC d/b/a         1996
                                       Mazel Company, which purchased the Company's Wholesale Division in February 2002.  Mr. Dessler served as Chairman of Board of the Company from November 1996 to February 2002 and as its Chief
                                       Executive Officer from November 1996 to May 2001.

Mark Miller                   49       Executive Vice President of RedTagBiz.com since 2000.                  1999
                                       Previously, he was Executive Vice President and Chief Operating
                                       Officer for the Home Products Division of Value City Department
                                       Stores from July 1999 to July 2000 and President of the Closeout
                                       Division of Consolidated Stores from the 1998 acquisition of
                                       MacFrugal's Bargain Close-out's, Inc. through March 1999.

William A. Shenk              59       A private investor for over 5 years. Prior thereto, Mr. Shenk          2001
                                       served as an attorney in Columbus and Atlanta, and previously as
                                       Vice President and General Counsel for Consolidated Stores
                                       Corporation.

Ned L.  Sherwood              52       A principal and President of ZS Fund L.P., a company engaged in        1996
                                       making private investments, for more than five years.

                                       NOMINEES FOR TERM EXPIRING IN 2004

Charles Bilezikian            65       President of Christmas Tree Shops, Inc., a New England-based           1997
                                       specialty retailer of housewares and gourmet foods since 1971.

Steve Furner                  54       Vice President of Alliance Consulting, a company providing             2002
                                       consulting services for retail companies, since 1998. From 1977 to 1998, he served in various operational and merchandising roles with Wal-Mart Stores, Inc.


Robert Horne                  43       A principal of ZS Fund, L.P., a company engaged in making              1996
                                       private investments, for more than five years.

                                       DIRECTORS WHOSE TERM EXPIRES IN 2003
Peter J. Hayes                59       Chief Executive Officer of the Company since May 2001 and its          2001
                                       Chairman since February 2002.  From October 1999 until joining the Company, he served as President of Sales of
                                       RetailExchange.com, Inc., an internet B2B exchange. From
                                       September 1995 to October 1999, he served as President and founder of Lemax Hong Kong Ltd., a manufacturer and importer of household ceramic products and candles.

Jacob Koval                   54       Chief Operating Officer of MZ Wholesale Acquisition, LLC d/b/a         1996
                                       Mazel Company, which purchased the Company's Wholesale Division in February 2002. Mr. Koval served as Executive Vice President
                                       - Wholesale of the Company from November 1996 to May 2001.

Joseph Nusim                  68       Co-Chairman of the Board of Loehmann's Stores since October 2000       2002
                                       and Co-Chairman of the Board of Woodworkers Warehouse Stores
                                       since November 2001. From 1985 through 1995, he had been CEO for Channel Home Centers and CEO for Makro USA.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Common Shares as of July 12, 2002. Unless otherwise indicated below, the persons named below have the sole voting and investment power with respect to the number of shares set forth opposite their names. All information with respect to beneficial ownership has been furnished by the respective Director, officer or 5% or greater shareholder, as the case may be.

  Names and, where necessary,                        Number of Shares
Addresses of Beneficial Owners                       Beneficially Owned      Percentage
------------------------------                       ------------------      ----------

ZS Fund L.P. ......................................     2,731,783(1)            30.1%
     54 Morris Lane, Scarsdale, NY 10583
Ned L. Sherwood ...................................     2,746,783(2)            30.3%
     54 Morris Lane, Scarsdale, NY 10583
Robert Horne ......................................     2,746,783(2)            30.3%
     54 Morris Lane, Scarsdale, NY 10583
Mazel/D&K, Inc. ...................................     2,058,105(3)            22.7%
     31000 Aurora Road, Solon, Ohio 44139
Reuven D. Dessler .................................     1,560,755(4)            17.2%
     31000 Aurora Road, Solon, Ohio 44139
Jacob Koval .......................................       800,697(5)             8.8%
     31000 Aurora Road, Solon, Ohio 44139
Dimensional Fund Advisors, Inc. ...................       712,300(6)             7.9%
     1299 Ocean Avenue, Santa Monica, CA 90401
William Shenk .....................................       634,758(7)             7.0%
     7675 La Jolla Blvd., La Jolla, CA 92037
Westport Asset Management .........................       617,090(6)             6.8%
     253 Riverside Avenue, Westport, CT 06880 .....
Peter Hayes .......................................       100,000(8)             1.1%
Edward Cornell ....................................         2,000                *
Charles Bilezikian ................................        30,000(9)             *
Mark Miller .......................................         6,000(10)            *
Steve Furner ......................................          ----
Joseph Nusim ......................................          ----
Brady Churches ....................................       280,504                3.1%
Jerry Sommers .....................................       192,276                2.1%
Mark Hanners ......................................        60,658(11)            *

All Current Directors and .........................     5,895,993(12)           64.0%
     Executive Officers of the Company (11 Persons)

     *Less than one percent.

(1) The shares beneficially owned by ZS Fund L.P. include 1,978,530 shares held by ZS Mazel L.P., 450,698 shares held by ZS Mazel II L.P., and 302,555 shares held by ZS Mazel, Inc. Messrs. Horne and Sherwood are officers of ZS Fund L.P.
(2) Includes the shares beneficially owned by ZS Fund L.P. as officers and/or equity owners of the entities holding such shares. Messrs. Sherwood and Horne have voting power with respect to such shares. Except to the extent of their equity interests in the entities holding. Also includes 15,000 shares each subject to options currently exercisable or exercisable within 60 days hereof.
(3) Mazel/D&K, Inc. is a corporation owned by Messrs. Dessler and Koval and members of their families. Messrs. Dessler and Koval are the Directors and officers of Mazel/D&K, Inc.
(4) Includes 1,372,304 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Dessler and family members.
(5) Includes 685,801 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Koval and family.
(6)  Based on 13G's filed in February 2002.
(7) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days hereof. National City Corp. is the shareholder of record of 630,000 of Mr. Shenk's shares.
(8) Includes 100,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(9) Includes 15,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(10) Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(11) Includes 7,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(12) Includes 154,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

                        EXECUTIVE OFFICERS' COMPENSATION

       The following table sets forth certain information with respect to the compensation earned during each of the last three fiscal years by the Chief Executive Officer and certain other named executive officers of the Company:

SUMMARY COMPENSATION TABLE

     Name and                     Fiscal     Annual Compensation      Option       All Other
Principal Position                 Year      Salary        Bonus      Awards(#)   Compensation
------------------                 ----      ------        -----      ---------   ------------

Peter J. Hayes                     2001     $412,500     $150,000      500,000     $  1,263
Chief Executive Officer

Edward Cornell                     2001      191,154       41,250      100,000          ---
Chief Financial Officer
Executive Vice President

Reuven D. Dessler                  2001      217,832          ---         ----       14,029
Former Chief Executive Officer     2000      491,394          ---       54,000        1,962
                                   1999      466,220      187,451          ---        1,334


Brady Churches                     2001      550,557          ---          ---        7,661
President                          2000      441,252          ---       22,000        1,703
                                   1999      401,293      104,438          ---        2,998


Jerry Sommers                      2001      399,398          ---          ---        2,108
Executive Vice President -         2000      327,950          ---       23,000          904
Retail                             1999      299,139       78,440          ---        2,244


Mark Hanners                       2001      303,025          ---          ---        4,664
Executive Vice President -         2000      249,684       15,000       17,500        9,491
Wholesale                          1999      228,626       35,030        5,000        2,254

  STOCK OPTION GRANTS IN FISCAL 2001

        The following were stock option grants by the Company to executive officers during the fiscal year ended February 2, 2002.

                  Number of    % of Total
                 Securities     Options
                 Underlying    Granted to    Exercise or
                  Options      Employees      Base Price       Expiration
   Name          Granted(#) In Fiscal 2000  ($/Share) Date
   ----          ---------- --------------   -------

Peter Hayes      500,000(a)        76.3             $2.60       05/05/11
Edward Cornell    50,000(a)         7.6              1.67       10/31/11
                  50,000(b)         7.6              4.50       10/31/11
Reuven Dessler      ----           ----              ----        ----
Brady Churches      ----           ----              ----        ----
Jerry Sommers       ----           ----              ----        ----
Mark Hanners        ----           ----              ----        ----

  (a) Options are exercisable upon vesting 20% each year, commencing in March, 2002.

  (b)  Options are exercisable upon vesting 20% commencing in October 2002.

  AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

        The following table summarizes the fiscal year-end value of unexercised options for each of the executive officers identified in the Summary Compensation Table. No options were exercised by any executive officer in fiscal 2001.

                                     Number of Securities                Value of Unexercised
                                Underlying Unexercised Options           In-the-Money Options
                                    at February 2, 2002 (#)            at February 2, 2002 ($)(1)
                                    -----------------------           ---------------------------

          Name                Exercisable        Unexercisable       Exercisable     Unexercisable
          ----                -----------        -------------       -----------     -------------
Peter Hayes                       ---               500,000            $    0           $295,000
Edward Cornell                    ---               100,000                 0             76,000
Reuven Dessler                    ---                 ---                   0                  0
Brady Churches                  104,400              17,600                 0                  0
Jerry Sommers                   113,600              24,400                 0                  0
Mark Hanners                     34,000               3,500             2,415              2,415

(1) The closing price of Odd Job Stores, Inc. Common Shares on February 1, 2002, the last trading day prior to the fiscal year end, was $3.19.

                                                              Equity Compensation Plan Information
                                                              ------------------------------------
                                               Number of securities                               Number of shares
                                             issuable upon exercise of                          available for future
                                              outstanding options at       Weighted Average         issuances at
               Name of Plan                      February 2, 2002           Exercise Price        February 2, 2002
               ------------                      ----------------           --------------        ----------------

Plans approved by Shareholders:                     1,764,675*                   $7.31                735,325*
         1996 Stock Option Plan

Plans not approved by Shareholders:                    None                       N/A                 N/A
         None

* Includes the shares subject to shareholder approval at the 2002 Annual Meeting. At July 12, 2002, there were options for 1,489,650 shares outstanding and 840,788 shares available for future grants.



                             EMPLOYMENT ARRANGEMENTS

       Peter J. Hayes entered into a three-year employment agreement effective May 7, 2001 providing him an annual base salary of $550,000 (subject to annual cost of living adjustments). Mr. Hayes is entitled to receive an annual bonus of up to $250,000 per year, subject to the Company achieving pre-determined annual performance target. Under the employment agreement, Mr. Hayes received ten-year stock options of 500,000 Common Shares at an exercise price of $2.60; the options vest in 20% annual increments commencing May 2002. Mr. Hayes is entitled to one year's salary in the event of his termination without cause. He is also receiving $55,000 to cover the relocation costs of his family.

       The Company has entered into an agreement with Mr. Cornell, its Chief Financial Officer, that provides for payment of six months severance in the event of a "change in control" or, in connection with the consolidation of management and administrative functions and he is not offered a position similar to his current position.

         The Company and Brady Churches, former President of Mazel Stores, Inc., entered into a severance agreement dated June 10, 2002 (the "Agreement"), terminating his February 2000 employment agreement. Under the Agreement, Mr. Churches received a cash payment of $500,000. The parties executed mutual releases and Mr. Churches non-competition restriction has expired.

       The Company and Jerry D. Sommers, former Executive Vice President - Retail, entered into a severance agreement dated May 3, 2002 (the "Agreement"), terminating his February 2000 employment agreement. Under the Agreement, Mr. Sommers received a cash payment of $728,000, and effected a sale to the Company of 100,000 shares of Common Stock at $3.50 per share. The parties executed mutual releases and, in general, Mr. Sommer's non-competition restriction has expired.

  In connection with the sale of the Company's Wholesale Division, the Company and Mark Hanners, Executive Vice President - Wholesale, entered into a severance agreement dated February 12, 2002 (the "Agreement") terminating his February 2000 employment agreement. Under the Agreement, Mr. Hanners received $250,000 cash payment, and is entitled to an additional $100,000 payment if any person (other than existing principal shareholders) acquire more than 50% of the Company's Common Stock on or before October 31, 2003. Moreover, Mr. Hanners has the option to require the Company to repurchase up to 53,658 shares of Common Stock at $3.00 per share on or prior to October 31, 2003. The Company's obligation is secured by a letter of credit. Mr. Hanners was indebted to the Company at fiscal 2001 year-end in the amount of $34,835, which amount was repaid as part of the agreement.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Act of 1934 requires the Company's Directors, executive officers and persons who own 10% or more of the Company's Common Shares to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Company. Based upon a review of these filings and written representations from such individuals, the Company understands that all such filers have adhered to all applicable filing requirements.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is generally responsible for determining the nature and amount of compensation for executive officers.

         The Company's compensation philosophy ties a significant portion of executive compensation to the Company's success in meeting specified profit growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interests through equity-based plans.

         The Company's executive compensation consists of three key components: base salary, annual bonus and stock options and restricted stock awards, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives.

         BASE SALARY. The Compensation Committee led the Company's search for a new Chief Executive Officer in fiscal 2001. Once Mr. Hayes was selected, his employment agreement was negotiated by the Committee. The terms of his agreement were deemed reasonable and necessary to attract a candidate of Mr. Hayes' stature. Salaries for the other executive officers were also set by the Committee, giving consideration to the salaries of other similar size retailers.

         ANNUAL BONUS. The Company has established a management incentive plan that based its executives' annual bonus on specified profit growth and performance goals. Although the corporate target goals for fiscal 2001 were not met, the Compensation Committee elected to pay certain officers' bonuses based on individual accomplishments. The 2002 bonus program is again based on a corporate target, but contains elements that would pay a portion of the bonus based solely on achievement of individual goals.

         STOCK-RELATED COMPENSATION. The Compensation Committee believes that equity-based compensation ensures that the Company's executives have a continuing stake in the long-term success of the Company. Stock option awards contain vesting provisions that ensures the executives have a financial incentive to remain with the Company during the vesting period and beyond. In determining the size of option awards, the Committee looks at several measurements, including the value of options awarded to individuals in comparable position in peer group companies, individual and Company performance against plan, the number of shares and options currently held by the officer and the relative proportion of long-term incentives within the total compensation mix. An aggregate of 600,000 stock options were awarded to Mr. Hayes and Mr. Cornell in connection with their initial employment.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus, and stock-incentive awards for the Chief Executive Officer.


                                          COMPENSATION COMMITTEE:
                                          Robert Horne, Chairman
                                          Mark Miller
                                          William A. Shenk

                              CERTAIN TRANSACTIONS

         On February 11, 2002, the Company sold to MZ Wholesale Acquisition, LLC, an enterprise involving Reuven Dessler, former Chairman and Chief Executive Officer, and Jacob Koval, former Executive Vice President, of the Company (the "Buyer"), the assets of its Wholesale Division and certain other assets, including the notes receivable from Messrs. Dessler and Koval valued (together with accrued interest at fiscal 2001 fiscal year end) at $1,147,136 and $808,586, respectively. Under the sale agreement, Company received a cash payment of $22,292,000, based primarily on the book value of the acquired assets and assumed liabilities. A post-closing adjustment payment of approximately $5 million based on the audited book value of such assets and liabilities on the closing date was made in June 2002. Under the terms of the sale agreement, the Company has agreed not to compete in the wholesale sale of closeout merchandise, subject to certain limitations, for a period expiring on the earlier of (i) the three-year anniversary of the sale or (ii) the sale of a majority of the Company's stock or assets to a third-party (the "Restricted Period"). In the event the Company purchases closeout merchandise in quantities exceeding those required by its retail operations, during the Restricted Period, it has the right to put up to $3.5 million of such merchandise annually to a joint venture (equally owned by Buyer and Company and managed by Buyer). Under the sale agreement, Company has assigned the "Mazel" name to Buyer, but may continue the use of the name on its retail stores for up to five (5) years. Messrs. Dessler, Koval and Jay L. Schottenstein (the "Buyers' Related Parties") and ZS Fund LP., the Company's largest beneficial shareholder, have entered into a Standstill Agreement pursuant to which: (i) the Buyer's Related Parties have agreed not to purchase additional shares of Common Stock that would cause their aggregate ownership to exceeed thirty-three percent (33%) of the outstanding shares of Company without the consent of ZS Fund and a majority of the disinterested directors of Company; and (ii) ZS Fund has agreed not to purchase additional shares of Common Stock that would cause its aggregate ownership to exceed thirty-six percent (36%) of the Company's outstanding shares without the consent of Buyer's affiliates and a majority of the disinterested directors of Company. The parties entered into an interim services agreement with respect to certain transitional services, shared personnel and facilities. Finally, as part of the sale, the Company and Messrs. Dessler and Koval each of who remains a director of the Company, executed mutual releases resolving various compensatory and other claims of the parties.

         Messrs. Dessler and Koval are partners in Aurora Road Realty Development Company, a partnership that leases the office and warehouse facility located in Solon, Ohio, to the Company prior to its assignment in the Buyer. Messrs. Dessler and Koval own 40.0% and 6.0% interests, respectively, in such partnership. The Company made rent payments totaling $1.9 million pursuant to the lease for fiscal 2001. The Company believes the payments under the leases are on terms no less favorable to the Company than could be obtained from unrelated parties.

         The Company's warehouse in South Plainfield, New Jersey is leased from a limited liability company in which Messrs. Dessler and Koval own approximately 34% and 10% membership interest, respectively. Neither Mr. Dessler or Mr. Koval is involved in the management of the lessor and the Company believes the terms are no less favorable than could be obtained from unrelated parties.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. Composite Index and the Nasdaq Retail Trade Stock Index from the date of the Company's IPO in November 1996 through January 2002.

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into and filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.




--------------------------------------------------------------------------------
                     COMPARISON OF CUMULATIVE TOTAL RETURNS

Odd Job Stores, Inc., Nasdaq Retail Trade Stock Index and Nasdaq U.S. Composite
                                     Index
--------------------------------------------------------------------------------

                                    [GRAPH]


                                 From November 29, 1996 through January 31, 2002
-----------------------------------------------------------------------------------------------------------------------------
                        11/29/96       1/31/97       1/31/98        1/31/99         1/31/00        1/31/01        01/31/02
-------------------- ------------- -------------- ------------- --------------- -------------- --------------- --------------
Odd Job Stores, Inc.    $100.00        $164.06       $ 86.72        $ 95.31         $ 56.64        $ 15.63         $ 15.63
-------------------- ------------- -------------- ------------- --------------- -------------- --------------- --------------
Nasdaq Retail Trade     $100.00        $ 97.67       $113.92        $139.68         $113.61        $ 88.03         $103.67
Index
-------------------- ------------- -------------- ------------- --------------- -------------- --------------- --------------
Nasdaq U.S.             $100.00        $107.01       $126.25        $197.62         $308.85        $216.65         $152.22
Composite Index
-----------------------------------------------------------------------------------------------------------------------------

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP as auditors for the fiscal year ending February 2, 2003. The Board of Directors requests the ratification of the appointment of KPMG LLP by the shareholders at the Annual Meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of KPMG LLP as auditors for fiscal 2001.

         Aggregate fees billed for the audits of the Company's annual financial statements and the Wholesale Division closing balance sheet and quarterly reviews of the financial statements in fiscal 2001 were $215,687.00.

         All non-audit aggregate fees billed for professional services rendered during fiscal year 2001, including fees relating to the audit of the Company's employee benefit plan totaled $10,000.00. The Audit Committee has considered whether the provision of services for these fees is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected KPMG LLP's independence.

         KPMG LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended December 31, 1987. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                                 PROPOSAL THREE
                          APPROVAL OF THE AMENDMENT TO
                           THE 1996 STOCK OPTION PLAN


         On June 5, 2002, the Board of Directors approved, subject to shareholder approval, an amendment to the Mazel Stores, Inc. 1996 Stock Option Plan (the "Plan"). The amendment to the Plan increases the number of Common Shares reserved for issuance thereunder from 1,500,000 shares to 2,500,000 shares. The amendment is summarized below.

         The shareholders of the Company approved the Plan in 1996 to advance the interests of the Company and its shareholders by encouraging and enabling directors and key employees to acquire or increase financial interests in the Company through the stock options granted under the Plan. As of July 13, 2002 the Company had options with respect to 1,489,650 shares outstanding and 840,788 shares available for grant, assuming passage of the amendment.

         The Board of Directors believes that it is in the best interests of the Company to increase the number of Common Shares reserved for issuance under the Plan to 2,500,000 shares, an increase of 1,000,000 shares. The Board of Directors believes that the success of the Company is greatly dependent upon its ability to attract and retain key personnel of outstanding ability who are motivated to exert their best efforts on behalf of the Company and that the Plan has been effective in achieving this goal. In the opinion of the Board of Directors, the authorization of the additional shares will give the Company sufficient stock reserved for issuance under the Plan to allow the Company to attract and retain employees, including employees of potential acquisition candidates, which will contribute to the successful conduct of the Company's operations.

         At July 12, 2002, the Company estimates that approximately 200 persons, of which 2 are executive officers, are currently eligible to participate in the Plan.

The Plan is administered by the Company's Compensation Committee  ("Committee").

         Options granted under the Plan represent rights to purchase Common Shares of the Company within a fixed period of time and at a specified price per share which will be determined by the Committee but shall be no less than the market price of the Common Shares of the Company on the date of grant of the option.

         Options granted under the Plan become vested and exercisable as determined by the Committee, generally at 20% per year increments. Options terminate, as determined by the Committee, generally at the end of ten years following the date of grant, subject to earlier termination in certain circumstances. Pursuant to the Plan, in the event of a "change of control" of the Company, the Committee in its discretion may declare that all outstanding options become exercisable immediately and shall terminate if not exercised prior to the control change. Options may be exercised with cash or, at the sole discretion of the Committee, by delivery of Common Shares of the Company owned by the option holder.

         The options granted under the Plan are, during the lifetime of the optionee, exercisable only by the optionee (or by an appointed guardian or legal representative) and are not transferable or assignable in whole or in part except by will or by the laws of descent and distribution. In general, the unexercised portion of any option granted under the Plan will terminate upon the earlier to occur of (i) the expiration of the option in accordance with its terms or (ii) the expiration of three months from the date of termination of the option holder's employment; provided, however, that unless otherwise determined by the Committee, all options held by an optionee shall terminate immediately upon cessation of employment if the optionee provides services to a competitor of the Company.

         The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without shareholder approval, the Board may not amend the Plan to (i) increase the total number of shares of stock subject to option (except for an adjustment of shares for stock splits, stock dividends or the like), (ii) change or modify the class of eligible participants or (iii) materially increase the benefits accruing to Plan participants. Unless the Plan is terminated earlier by the Board, no options may be granted under the Plan after September 9, 2006.

         Common Shares to be issued upon exercise of options granted under the Plan are registered under the Securities Act of 1933, as amended (the "Act"). Therefore, shares received by optionees upon exercise of the options will be freely transferable; provided that officers, directors and other "affiliates" of the Company must also comply with the resale restrictions of Rule 144 promulgated under the Act.

         There are no federal income tax consequences to an optionee or to the Company on the granting of options. Generally, when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the acquired shares on the date of exercise.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matters other than those listed in the Notice of Annual Meeting of Shareholders is to be presented for action at the meeting. If any of the Board's nominees are unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.


                             SHAREHOLDERS' PROPOSALS

         The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders is expected to be December 31, 2002.


                                OTHER INFORMATION

         The Company's fiscal 2001 Annual Report is being mailed to shareholders with this Notice of the Annual Meeting of Shareholders and Proxy Statement.



                                              MARC H. MORGENSTERN
                                              Secretary

By Order of the Board of Directors
July 22, 2002

                                      PROXY

                              Odd Job Stores, Inc.
                         Annual Meeting of Shareholders
                                September 4, 2002


         The undersigned shareholder of ODD JOB STORES, INC. (the "Company") hereby appoints Peter J. Hayes and Edward Cornell, or either one of them, each with full power of substitution and revocation as Proxies to represent and vote all the Common Shares of the Company held of record by the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof with all of the powers the undersigned would possess if present, as specified on the reverse side.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE UNLESS SPECIFIED TO THE CONTRARY. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated July 22, 2002 for the Annual Meeting of Shareholders.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                      Please sign, date and mail your proxy
                         card back as soon as possible!

                         ANNUAL MEETING OF SHAREHOLDERS
                              ODD JOB STORES, INC.
                                SEPTEMBER 4, 2002

                 Please Detach and Mail in the Envelope Provided

  [ X ]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                                                For     Withhold
  ITEM 1.   ELECTION OF DIRECTORS                              [   ]     [   ]

  Nominees:      Reuven D. Dessler      Mark J. Miller
                 William Shenk          Ned L. Sherwood

  WITHHELD FOR: (Write that nominee's name in the space provided below)

  ---------------------------------

                                                                                    For     Withhold     Abstain
  ITEM 2.         APPROVAL OF THE APPOINTMENT OF KPMG LLP                         [     ]    [     ]     [     ]
                  as auditors for the fiscal year ending February 1, 2003

  ITEM 3.         APPROVE AMENDMENT IN THE 1996 STOCK                               For     Withhold     Abstain
                  Option Plan to increase the authorized                          [     ]    [     ]     [     ]
                  number of Common Shares

  ITEM 4. UPON SUCH OTHER BUSINESS AS MAY BE PROPERLY COME before said meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the nominees and FOR proposals 2 and 3.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             CHANGE OF ADDRESS, COMMENTS AT LEFT   [    ]

                             I PLAN TO ATTEND THE MEETING          [    ]

                             I DO NOT PLAN TO ATTEND THE MEETING   [    ]

SIGNATURE(S)                                     DATE          , 2002
            ------------------------------------     ----------

NOTE: Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.